UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBIQ	N/A
8.50% Senior Notes due 2026	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

As previously reported, on June 28, 2023, iMedia Brands, Inc. (the “Company”) and its U.S. subsidiaries filed a voluntary petition (Case No. 23-10852) (the “Chapter 11 Cases”) for relief under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On August 15, 2023, iMedia Brands, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, collectively, the “Sellers”) entered into an Asset and Equity Purchase Agreement (the “Purchase Agreement”) with IV Media, LLC (“Buyer”), pursuant to which, subject to the terms and conditions in the Purchase Agreement, Buyer agreed to purchase substantially all of the Sellers’ assets for aggregate consideration consisting of (i) cash in an amount equal to $39,947,305.40, (ii) if there is a Minimum Cash Shortfall (as defined in the Purchase Agreement), cash in an amount equal to such Minimum Cash Shortfall and (iii) the assumption of the Assumed Liabilities (as defined in the Purchase Agreement), as further described in the Purchase Agreement  (the “Sale Transaction”). The Purchase Agreement contained certain customary representations and warranties made by each party, which were qualified by confidential disclosures provided to the Buyer in connection with the Purchase Agreement. Sellers and the Buyer also agreed to customary covenants in the Purchase Agreement.

On August 15, 2023, the Bankruptcy Court entered an order (the “Sale Order”) (i) authorizing the sale of substantially all of the Company’s assets free and clear of certain encumbrances pursuant to the terms of the Purchase Agreement and the Sale Order, (ii) approving the Company’s entry into the Purchase Agreement, and (iii) authorizing the assumption and assignment of certain executory contracts and unexpired leases.

On August 16, 2023, the Sellers consummated the transactions contemplated by the Purchase Agreement. In connection with the consummation of the Sale Transaction, the senior secured super-priority debtor-in-possession credit facility, dated July 6, 2023, by and among the Company and Siena Lending Group LLC and the other parties thereto as lenders, was repaid in full, subject to the DIP Reserve Amount (as defined within the Purchase Agreement).

The Company intends to file a plan of liquidation with, and seek its confirmation by, the Court, which plan is expected to provide for the distribution of the net proceeds from the Sale Transaction and may contemplate the dissolution of the Company.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein in its entirety by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding anticipated timing of filings with the Securities and Exchange Commission are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will, or the negative of these terms and similar expressions to identify forward-looking statements, although not all forward looking-statements contain these words. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to), the Company’s ability to resolve the foregoing matters involving its liquidity and indebtedness. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset and Equity Purchase Agreement, dated as of August 15, 2023, by and between the Company, the Company’s subsidiaries party thereto, and IV Media, LLC
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2023	iMedia Brands, Inc.

	By:	/s/ James Alt
James Alt
Chief Transformation Officer